PRESS RELEASE




      CATALYST RX ANNOUNCES TENTATIVE AWARD OF PHARMACY BENEFIT CONTRACT BY
                              THE STATE OF MARYLAND

       FIVE-YEAR AGREEMENT TO COVER MORE THAN 200,000 STATE BENEFICIARIES

ROCKVILLE, MD, MARCH 21, 2006 -- HEALTHEXTRAS, INC. (NASDAQ: HLEX) - The Company has been notified by the Maryland Department of Budget and Management that it will recommend award of a five-year pharmacy management contract to HealthExtras' pharmacy benefit management subsidiary, Catalyst Rx to the Maryland Board of Public Works. Catalyst Rx was recommended following the state's competitive-bidding process, which commenced in October of 2005. The contract must be approved by the Maryland Board of Public Works. Under the terms of the contract, Catalyst Rx would administer a comprehensive pharmacy benefit program for more than 200,000 members and their eligible dependents.

"The Department of Budget and Management's recommendation of Catalyst Rx reflects continued success in our efforts to offer innovative solutions to managing prescription benefits," said David T. Blair, Chief Executive Officer of HealthExtras.

This contract would be modestly accretive to the Company's current 2006 earnings guidance. Certain implementation costs and pre-operation expenses will be incurred prior to an anticipated third quarter effective date. HealthExtras will provide an update on these and other corporate developments in conjunction with its next regularly scheduled quarterly conference call now scheduled for April 26, 2006.


ABOUT HEALTHEXTRAS (WWW.HEALTHEXTRAS.COM)
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HealthExtras, Inc. is a full-service pharmacy management company. Its clients include self-insured employers, including state and local governments, third-party administrators, managed care organizations and individuals. The Company's integrated pharmacy benefit management services marketed under the name Catalyst Rx include: claims processing, benefit design consultation, drug utilization review, formulary management, drug data analysis services and mail order services. Additionally, the Company operates a national retail pharmacy network with over 55,000 participating pharmacies.


THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING INFORMATION. THE FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE SIGNIFICANTLY IMPACTED BY CERTAIN RISKS AND UNCERTAINTIES DESCRIBED IN HEALTHEXTRAS' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACT:

HealthExtras, Inc.
Michael P. Donovan, 301-548-2900
mdonovan@HealthExtras.com
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